                                                                 Exhibit 10.26

               [Letterhead of FirstMark Communications Europe SCA]

                                              February 17, 1999

Mr. Michael Taylor
109 Hallowell Road
Northwood
Middlesex
HA6 1DY
United Kingdom

Re: Terms and Conditions of Employment

Dear Michael:

The following sets out the terms and conditions of your employment with the FirstMark Communications Europe:

1. Salary: 110,000 UK pounds sterling per year paid monthly and subject to annual review.

2.    Bonus: 25,000 UK pounds sterling per year subject to annual review.

3. Stock: Initial grant of 75,000 share options at nominal price with further grants to follow at company's discretion.

4. Notice of termination of employment: 3 monthly (company to employee and employee to company).

5.    Holiday entitlement: 25 days

6.    Other benefits: company policy process to be established.

7.    Title: Vice President and General Counsel

                                                      Very truly yours,


                                                      /s/ Michael J. Price

                                                      Michael J. Price
                                                      Co-Chief Executive Officer

Agreed and Accepted:
Michael J. Taylor

/s/ Michael J. Taylor
---------------------

                              Dated March 19, 1999

                       FIRSTMARK COMMUNICATIONS EUROPE SCA

                                      -and-

                                 MICHAEL TAYLOR

                             CONTRACT OF EMPLOYMENT

THIS AGREEMENT is made on the 19th day of April 1999

BETWEEN

(1) FIRSTMARK COMMUNICATIONS EUROPE SCA a company incorporated in Luxembourg and having its registered address at 6, Rue Jean Monnet, L-2180 Luxembourg ("the Company"); and

(2) MICHAEL TAYLOR of 109 Hallowell Road, Northwood, Middlesex, HA6 1DY, United Kingdom ("the Employee").

NOW IT IS HEREBY AGREED that the Company shall employ the Employee and the Employee shall serve the Company as Vice President and General Counsel, or in such other capacity as may from time to time be mutually agreed, upon and subject to the following terms and conditions:

1     Interpretation

1.1 In this Agreement unless the context otherwise admits the following expressions shall have the meanings given to them as follows:

      "the Directors" means those members of the Board of Directors for the time being of the Company and "subsidiary" and "holding company" means a subsidiary or holding company as defined by Section 736 and 736A of the Companies Act 1985 for the time being of the Company (and "subsidiaries" and "holding companies" shall be construed accordingly);

      "associated company" means any holding company or subsidiary of the Company or any other subsidiary of such holding company;

1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same.

2     Commencement and Duration

2.1 The Employee's employment with the Company shall commence on the date hereof. No previous employment of the Employee shall be treated as being continuous with the Employee's employment with the Company.

2.2 Subject to termination as hereinafter provided, the employment of the Employee shall continue from year to year provided that the Company may terminate the employment at any time by giving to the Employee three months' written notice to terminate this Agreement and the Employee may terminate his employment at any time by giving to the Company three months' written notice to terminate this Agreement.

2.3 The Employee warrants to the Company that he is not restricted in any way from commencing and continuing employment with the Company on and after the date hereof. The Employee shall indemnify and keep indemnified the Company against any and all damages, losses, costs and expenses (including the costs of any legal proceedings to which the Company may be party to) arising from the Employee being in breach of the warranty contained in this sub-clause.

3     Remuneration

3.1 The Employee shall be entitled to a fixed salary at the rate of (pound)110,000 (one hundred and ten thousand UK pounds sterling) per annum (which shall accrue from day to day) payable by equal monthly instalments in arrears on the last working day of every month.

3.2 The first of such payments shall be made on the last day of the month in which the Employee's employment commences and shall be a pro rata amount in respect of the period from the date hereof to the last day of such month.

3.3 The Employee's salary shall be reviewed by the Company no later than, and with effect from, each anniversary of the Employee's employment with the Company, such review to be in line with the Company's then current policy on remuneration review.

3.4 The Company shall be entitled to deduct from the Employee's salary or from any other payments due to the Employee any amount which the Company is required by law to deduct (including without limitation PAYE or national insurance).

4     Bonus

      The Company shall pay to the Employee a bonus of (pound)25,000 (twenty five thousand UK pounds sterling) on the first anniversary of the Employee's employment with the Company. Thereafter, the Company shall continue to pay to the Employee an annual bonus in line with the Company's policy for the payment of bonuses, such amount to be subject to review.

5     Stock

5.1 The Directors of the Company shall, with effect from the date of this Agreement, grant to the Employee an option to subscribe for 75,000 (seventy five thousand) Company common stock of US$ each at a subscription price per ordinary share of US$0.01. The option is exercisable in accordance with the terms of scheme rules to be established by the Company ("Scheme Rules"). It shall be the responsibility of the Employee to put in place Scheme Rules acceptable to the Directors of the Company.

5.2 The Directors of the Company shall at their discretion, and in accordance with the Scheme Rules, from time to time grant to the Employee stock options in addition to those referred to in sub-clause 5.1.

5.3 With respect to the grant of stock options, the Employee shall comply, and shall continue to comply with, all the requirements of applicable laws and regulations which are relevant to the grant of stock options to the Employee.

5.4 Sock options granted to the Employee under sub-clause 5.1 shall vest 25 (twenty five) per cent on the first anniversary of this Agreement and thereafter at the rate of 25 (twenty five) per cent per annum. All subsequent grants of stock options shall vest in accordance with the Scheme Rules at the rate of 25 (twenty five) per cent per annum over a period of four years commencing from the date of grant. Stock options will vest 100 (one hundred) per cent if the Company is acquired by a third party.

6     Devotion of Whole time to the Company

6.1 During his employment with the Company the Employee shall, unless prevented by ill- health or holiday:

6.1.1 perform such reasonable duties and exercise such powers, authorities and directions as the Directors may from time to time reasonably assign or vest in him in conjunction with the business of the Company and any one or more of the Company's subsidiaries or associated companies;

6.1.2 attend at meetings of the senior management of the Company;

6.1.3 devote his whole time and attention during normal working hours to the business of the Company and such other time as may be necessary for the performance of his duties hereunder;

6.1.4 do all in his power to promote, develop and extend the business of the Company;

6.1.5 conform to and comply with the reasonable directions and regulations made by the Directors or any other properly authorised person;

6.1.6 not, without the previous consent in writing of a Director engage or be concerned or interested in any other business of a similar nature to or competitive with that carried on by the Company or any of its subsidiaries or associated companies

PROVIDED always that nothing in this clause 6 shall preclude the Employee from holding, or being otherwise interested in any shares or other securities of any company which is for the time being quoted on any recognised stock exchange, so long as the interest of the Employee therein does not without the written consent of the Directors extend to more than 3 (three) per cent of the aggregate amount of the quoted securities of any class in respect of any company.

6.2   During the employment of the Employee with the Company:

6.2.1 the Employee may be required, on a temporary basis, to work at such place or places in the United Kingdom or overseas as may be determined by the Company from time to time and undertake such travel overseas as may be reasonably required; and

6.2.2 the Employee shall report to Michael J. Price, Co-CEO and Director of the Company (or whosoever shall be the CEO of the Company for the time being).

7     Benefits

7.1 The Employee shall be responsible for putting in place a Company benefits programme acceptable to the Directors. Such benefits programme shall include, but not necessarily be limited to, health care, disability insurance, life cover and a contributory pension scheme.

7.2 In respect of the benefits programme referred to in sub-clause 7.1, the Company shall pay the premiums in respect of private medical and dental expenses insurance effected on behalf of the Employee and the Employee's spouse as in accordance with Company policy. The Employee shall during his employment with the Company be a member of a death-in-service and disability benefit scheme maintained by the Company in respect of the Employee (or any scheme set up in its place).

8     Expenses

      The Company shall pay or procure to be paid to the Employee all reasonable travel, hotel and other out-of pocket expenses wholly exclusively and necessarily incurred by the Employee in the proper performance of his duties under this Agreement. Any such payment shall be subject to providing the Company with satisfactory receipts or other evidence of actual payment of said expenses.

9     Absence through illness

9.1 In the case of illness of the Employee or other cause incapacitating him from properly performing his duties, the Employee shall, subject to clause 9.2, and to the production of such satisfactory medical evidence as the Company may reasonably require, continue to be paid his full salary during such absence.

9.2 If such absence shall aggregate 16 (sixteen) weeks in any 52 (fifty two) consecutive weeks, the Company may terminate the employment of the Employee forthwith by written notice given within 28 (twenty eight) days of the end of the last 16 (sixteen) weeks. On termination pursuant to this clause 9.2, the Company shall pay to the Employee a sum equal to three months salary from the date of such termination.

9.3 The amounts payable by the Company to the Employee under this clause 9 will be reduced by the amount of any statutory sick pay payable to the Employee.

10    Holidays

      The Employee shall (in addition to the usual Bank Holidays and public holidays) be entitled to 25 (twenty five) days paid holiday in each calendar year to be taken at a time or times mutually agreed with the Company.

11    Confidentiality and Non-Disclosure

11.1 The Employee shall not either during his employment hereunder or at any time after its termination:

11.2.1 disclose to any person or persons (except those authorised by the Company to know);

11.2.2 use for his own purpose or for any purposes other than those of the Company; or

11.2.3 through any failure to exercise all due care and diligence cause any unauthorised disclosure of any private, confidential or secret information of the Company (including lists or details of customers of the Company or relating to the working of any process or invention carried on or used by the Company or any invention of the Company) or which he has obtained by virtue of his appointment or in respect of which the Company is bound by an obligation of confidence to a third party. These restrictions shall cease to apply to information or knowledge which may (otherwise than through default of the Employee) become available to the public generally.

11.3 The provisions of this clause 11 shall apply equally in relation to the private, confidential or secret information of any subsidiary or associated company of the Company which the Employee may have received or obtained during his appointment and the Employee shall upon request enter into an enforceable agreement with any such company to the like effect.

11.4 All notes, memoranda, records and writing (in whatever format) made by the Employee relating to the business of the Company or any subsidiary or associated company of the Company shall be and remain the property of the Company such subsidiary or associated company to whose business they relate and shall be delivered by him to the company to which they belong forthwith upon request.

12    Summary Termination

12.1 The employment of the Employee hereunder may be terminated forthwith by the Company without payment in lieu of notice if the Employee:

12.2 is guilty of any gross misconduct in connection with or affecting the business of the Company or any of its subsidiaries or associated companies; or

12.3 is in material breach of any of the provisions of this Agreement unless the breach is capable of remedy and is not remedied within 7 (seven) days of notice by the Company requiring remedy; or

12.4 commits an act of bankruptcy or becomes insolvent or suffers any similar or analogous action on account of debt.

13    Reconstruction

      If the employment of the Employee is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation, the Employee shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable than the terms of this Agreement. The Employee shall in such circumstances have no claim against the Company in respect of the termination of his employment.

14    Effect of Termination

14.1 The termination of the Employee's employment in accordance with the terms of this Agreement howsoever occasioned shall not prejudice any claim which either party may have against the other in respect of any antecedent breach of any provision of this Agreement, nor shall it prejudice the continuance in force of any provision which is, expressly or by implication, intended to come into, or continue in force on or after such termination.

14.2 Upon the termination for whatever reason of the Employee's employment hereunder, the Employee shall thereafter, upon the request of the Company:

14.3 Resign without claim for compensation from office of the Company and such other offices held by him in the Company or any of its subsidiaries or associated companies as may be so requested. In the event of the Employee's failure to do so forthwith upon request, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf sign and deliver such resignation or resignations to the Company and to each subsidiary or associated company of the Company of which the Employee is at the material time an officer; and

14.4 Hand over to the Company or as it may direct and without retaining copies of the same all documents, books, correspondence and other papers of whatsoever nature relating to the business of the Company and any of its subsidiaries or associated companies which may then be or ought to be in his possession.

15    Pay in Lieu of Notice

      On serving notice for any reason to terminate this Agreement the Company shall instead of giving the Employee the appropriate period of notice be entitled (at its sole discretion) to pay to the Employee his salary and full contractual benefits (at the rate then current) for the appropriate period of notice of such termination.

16    Leave of Absence

16.1 On serving notice for any reason to terminate this Agreement the Company may (at its sole discretion) require the Executive to take paid leave of absence equal in length of time to the Employee's entitlement to notice of such termination.

16.2 Whilst on such leave of absence the Employee shall not, without the Company's prior written consent, or at the Company's request, contact any Company employee, customer or supplier of the Company.

17    Grievance and Disciplinary Procedures

      There is no formal disciplinary procedure applicable to this Agreement. Should the Employee have a grievance this should be discussed with the CEO for the time being in place.

18    Severability

      Each and every provision in this Agreement shall be read as a separate and distinct undertaking and the invalidity, legality or unenforceability of any part of this Agreement shall not affect the validity, legality or enforceability of the remainder.

19    Waiver

      No waiver by the Company or the Employee of any of their respective rights hereunder shall be deemed a continuing waiver of any such rights hereunder.

20    Assignment

      The Company shall be entitled to assign its rights under this Agreement to any of its subsidiaries or associated companies by whom the Employee shall for the time being be employed or on behalf of which he shall at any time work and the Employee agrees to accept any such assignment.

21    Notices

21.1  Any notice to be given under this Agreement shall be sufficiently served:

21.2 In the case of the Employee by being delivered either personally to him or sent by registered post or recorded delivery to his usual or last known residential address in the United Kingdom; and

21.3 In the case of the Company by being personally delivered at or sent by registered post or recorded delivery addresses to its registered office.

21.4 Any such notice on sub-clauses 21.2 and 21.3 shall be deemed served on the second day following that on which it was posted.

22    Governing Law

      This Agreement shall be subject to English law and the parties hereby agree to and submit to the non-exclusive jurisdiction of the English courts.

23    Previous Agreements

23.1 This Agreement supersedes all existing agreements, arrangements, contracts, representations and understandings (oral and written) for the employment of the Employee by the Company.

23.2 The Employee hereby acknowledges that he has no outstanding claims of any kind against the Company.

24    Post-Termination Restrictions

24.1 The Employee shall not during the course of his employment with the Company, and for a period of 12 (twelve) months after termination of his employment with the Company, be engaged as a director, officer, employee or consultant in any concern which is or shall be wholly or partly in competition with any aspect of the Company's broadband wireless local loop business.

24.2 The Employee agrees that he shall not, for a period of 12 (twelve) months after termination of his employment with the Company, solicit or entice away or seek to entice away from the employment of the Company any person who is or was at the date of the Employee's termination of employment employed by the Company in a senior managerial, technical, supervisory, sales or marketing capacity and with whom the Employee dealt in the course of his duties in the 12 (twelve) months prior to termination of employment.

24.3 The Employee agrees that he shall not, for a period of 12 (twelve) months after termination of his employment with the Company, solicit any business from any person who during the 12 (twelve) months prior to termination of the Employee's employment was a customer of the Company and with whom the Employee has had personal dealings.

25.   Data Protection

      The Employee acknowledges and agrees that the Company is permitted to hold personal information concerning the Employee and that the Company may make use of such information in the course of the Company's normal business activities. The Employee further acknowledges and agrees that the Company may disclose such information to its associated companies and certain third parties in such circumstances where disclosure is necessary to ensure the proper conduct of the Company's business or the business of any of its associated companies. Personal information as referred to in this clause 25 may be held, used or disclosed as aforesaid in any medium whatsoever.

26.   Intellectual Property

      The Employee shall disclose promptly to the Company any invention or intellectual property discovered or created by the Employee during the period of his employment with the Company, insofar as any discovery or creation relates to the business of the Company or the business of any associated company, and any such invention or other intellectual property so created shall (subject to the Patents Act 1977) belong to and be the absolute property of the Company. The Employee shall, whether during or after termination of his employment (howsoever arising) do all such things, execute all such documents and take any action required by the Company (at the Company's cost) to apply for protection in respect of any invention or other intellectual property and to vest the same in the Company or in any associated company.

AS WITNESS the hands of the parties hereto the day and year first above written

Signed by                     /s/
For and on behalf of          --------------------------
FirstMark Communications Europe SCA
In the presence of



Signed by Michael Taylor      /s/ Michael Taylor
In the presence of            ---------------------------